Exhibit 99.1

Microsoft Expands Xbox 360 Warranty Coverage

REDMOND, Wash. — July 5, 2007 —Microsoft Corp. today announced that it will expand its global Xbox 360 warranty coverage. Any Xbox 360 customer who experiences a general hardware failure indicated by three flashing red lights will now be covered by a three year warranty from date of purchase. All other existing Xbox 360 warranty policies remain in place.

As a result of what Microsoft views as an unacceptable number of repairs to Xbox 360 consoles, the company conducted extensive investigations into potential sources of general hardware failures. Having identified a number of factors which can cause general hardware failures indicated by three red flashing lights on the console, Microsoft has made improvements to the console and is enhancing its Xbox 360 warranty policy for existing and new customers.

Microsoft stands behind its products and is taking responsibility to repair or replace any existing Xbox 360 console that experiences the “three flashing red lights” error message within three years from time of purchase free of charge, including shipping costs. Microsoft will take a $1.05 billion to $1.15 billion pre-tax charge to earnings for the quarter ended June 30, 2007 for anticipated costs under its current and enhanced Xbox 360 policies.

“The majority of Xbox 360 owners are having a great experience with their console and have from day one. But, this problem has caused frustration for some of our customers and for that, we sincerely apologize,” said Robbie Bach, president of Microsoft’s Entertainment & Devices Division. “We value our community tremendously and look at this as an investment in our customer base. We look forward to great things to come.”

For any customer who has previously paid for repair expenses related to the three flashing lights error message on the Xbox 360 console, Microsoft will retroactively reimburse them.

At 2:30 p.m. PDT today, Microsoft will hold a teleconference for financial analysts and investors with Robbie Bach, president of Entertainment and Devices, Chris Liddell, senior vice president and chief financial officer, and Frank Brod, corporate vice president and chief accounting officer to discuss today’s announcement. To participate, U.S. residents can dial +1-888-459-9165, and those outside the United States can dial +1-773-799-3324. The passcode is MSFT. The call will be available for playback beginning approximately one hour after the conclusion of the call through 5pm PDT on Thursday, July 12, 2007. To access the playback, U.S. residents can dial +1-866-363-4143, and those outside the United States can dial +1-203-369-0210. An audio webcast of the conference call will also be made available at the Investor Relations site at http://www.microsoft.com/msft.

Xbox 360 customers with questions should visit www.xbox.com.

About Microsoft

Founded in 1975, Microsoft (NASDAQ “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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For more information, press only:

Denise Gocke, Edelman, (323) 857-9100, denise.gocke@edelman.com

David Dennis, Microsoft, (425) 706-0433, ddennis@microsoft.com

For more information, financial analysts and investors only:

Colleen Healy, general manager, Investor Relations, (425) 706-3703

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially. For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/msft.

All information in this release is as of July 5, 2007. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.